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                                                                     EXHIBIT 4.1

                         NEUROCRINE BIOSCIENCES, INC.

                               LOCK-UP AGREEMENT


                                March 29, 1996



Robertson, Stephens & Company, L.P.
Alex. Brown & Sons Incorporated
Montgomery Securities
  As Representatives of the Several Underwriters
c/o Robertson, Stephens & Company, L.P.
555 California Street, Suite 2600
San Francisco, CA 94104

Ladies and Gentlemen:

     The undersigned understands that you, as Representatives of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with Neurocrine Biosciences, Inc. (the "Company") providing for the public offering (the "Public Offering") by the Underwriters, including yourselves, of Common Stock of the Company (the "Common Stock") pursuant to the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about April 3, 1996 (the "Registration Statement").

     In consideration of the Underwriter's agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period beginning on the date hereof and ending (i) with respect to one-third (1/3) of the Securities (as defined below) held by the undersigned, 180 days from the effectiveness of the Registration Statement (the "Effective Date"), (ii) with respect to one-third (1/3) of the Securities held by the undersigned, 270 days from the Effective Date, and (iii) with respect to one-third (1/3) of the Securities held by the undersigned, 360 days from the Effective Date (the "Lock-Up Period"), not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement, (ii) as a distribution to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Lock-Up Agreement or
(iii) with the prior written consent of Robertson, Stephens & Company, L.P. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited
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Robertson, Stephens & Company, L.P.
Alex. Brown & Sons Incorporated
Montgomery Securities
Page 2


hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

     Furthermore, the undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with this Lock-Up Agreement.

                                    Very truly yours,


                                    ___________________________________________
                                    (Signature)


                                    ___________________________________________
                                    (Print Name)


                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________


Accepted as of the date first set forth above:

Robertson, Stephens & Company, L.P.
Alex. Brown & Sons Incorporated
Montgomery Securities
  As Representatives of the Several Underwriters

By:  Robertson, Stephens & Company, L.P.


By:_____________________________________

Title:__________________________________